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                                                                    EXHIBIT 10.6

                         LLOYDS BAHAMAS SECURITIES, LTD.
                                 NEW PROVIDENCE
                               NASSAU, THE BAHAMAS



                                        November 14, 2000




Select Media Communications, Inc.
666 Third Avenue
New York, NY 10017

                  RE: Financing Commitment

Gentlemen:

         This will confirm that Lloyds Bahamas Securities, Ltd. ("Lloyds") is ready and able to provide $500,000 in total financing to enable Select Media Communications, Inc. ("Select Media") to make the down payments totalling $500,000 for the acquisition of Betelgeuse Productions, LLC. Lloyd's is prepared to forward necessary funds on the schedule required by the letter of intent, executed by the Select Media on August 23, 2000, as amended, November 8, 2000. Once you present Lloyds with a fully executed copy of the definitive asset purchase agreement, Lloyds will require to your account, or to your order, $200,000, which constitutes the cash down payment required upon execution of the asset purchase agreement. Every thirty (30) days thereafter, for three periods, Lloyds will forward to Betelgeuse the required $100,000 additional down payment.

         This is an unconditional commitment on Lloyds behalf to fund the total of $500,000 for the down payment required under the letter of intent.

         If you have any questions concerning this, please call me.

                                        LLOYDS BAHAMAS SECURITIES, LTD.



                                        BY: /s/ THOMAS KESSLER
                                           -------------------------------------
                                           THOMAS KESSLER,
                                           Managing Director